Explanatory Note

StartEngine Crowdfunding, Inc. has prepared this Form 1-A/A solely for the purpose of filing Exhibit 13.2.

PART III

EXHIBITS

The documents listed in the Exhibit Index of this report are incorporated by reference, in each case as indicated below.

Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
2.1	Seventh Amended and Restated Certificate of Incorporation	8-K	000-56415	3.1	May 10, 2024
2.2	Second Amended and Restated Bylaws	8-K	000-56415	3.2	May 10, 2024
3.1	Second Amended and Restated Investors’ Rights Agreement	1-A	024-11177	3.1	March 12, 2020
3.2	Form of Irrevocable Power of Attorney				October 10, 2024
4.1	Form of Common Stock Subscription Agreement	1-A	024-12506	4.1	September 17, 2024
6.1	Amended and Restated 2015 Equity Incentive Plan	1-A	024-11806	6.1	February 13, 2023
6.2*	Employment Agreement effective as of January 1, 2024 (Howard Marks)	10-K	000-56415	10.2	April 15, 2024
6.3	Asset Purchase Agreement	8-K	000-56415	99.2	November 28, 2022
8.1*	Escrow Agreement for Securities Offering	1-A	024-12506	8.1	October 10, 2024
11.1	Consent of Haynie & Company	1-A	024-12506	11.1	October 10, 2024
12.1	Attorney opinion on the legality of the offering	1-A	024-12506	12.1	October 10, 2024
13.1	“Test the waters” materials	1-A	024-12506	13.1	October 10, 2024
13.2	Additional “Test the waters” materials					X

*	Portions of this exhibit have been omitted pursuant to the instructions to Item 17 of Form 1-A.

SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A/A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, California on October 25, 2024.

StartEngine Crowdfunding, Inc.

By:	/s/ Howard Marks
Howard Marks, Chief Executive Officer
Date: October 25, 2024

This Offering Statement has been signed below by the following persons in the capacities and on the dates indicated.

By:	/s/ Howard Marks
Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Director
Date: October 25, 2024

By:	/s/ Ronald Miller
Ronald Miller, Director and Chairman
Date: October 25, 2024